Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
SouthCrest Financial Group, Inc.
Fayetteville, Georgia

We consent to the incorporation by reference in the registration statement No. 333-138733 on Form S-8 and in the registration statement No. 333-138731 on Form S-3 of SouthCrest Financial Group, Inc. of our report dated February 18, 2005, with respect to the consolidated financial statements of SouthCrest Financial Group, Inc. and subsidiaries which report appears in SouthCrest Financial Group, Inc.’s 2006 Annual Report on Form 10-K.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
April 2, 2007